BISYS FUND SERVICES
CODE OF ETHICS
EXHIBIT D
(2005)
INITIAL AND ANNUAL CERTIFICATIONS

                I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the BISYS Fund Services Code of Ethics (the “Code”). I further certify that, during the time of my affiliation with BISYS, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

                If I am deemed to be an Access Person under this Code, I certify that I will comply or have complied with the Transaction/New Account Report requirements as detailed in the Code and submit herewith my Initial and/or Annual Holdings Report. I further certify that I have disclosed all accounts held by me and will direct or have directed each broker, dealer, bank or transfer agent with whom I have an account or accounts to send to the BISYS Code Compliance Officer duplicate copies of all confirmations and/or account statements relating to my account(s). I further certify that the Code Compliance Officer has been supplied with copies of all such letters of instruction.

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Print or Type Name

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Signature

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Date

D-1